Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Monday, August 5, 2019

GULF ISLAND
REPORTS SECOND QUARTER 2019 RESULTS

Houston, TX - Gulf Island Fabrication, Inc. ("Gulf Island" or the "Company") (NASDAQ: GIFI) today reported a net loss of $5.2 million ($0.34 per share) on revenue of $80.5 million for the second quarter 2019, compared to a net loss of $3.0 million ($0.20 per share) on revenue of $67.6 million for the first quarter 2019 and net income of $0.5 million ($0.04 per share) on revenue of $54.0 million for the second quarter 2018. At June 30, 2019, the Company's cash and short-term investments totaled $76.0 million and backlog totaled $476.4 million.

"Results for the second quarter 2019 reflect revenue growth on a sequential and year over year basis, continued improvement in the utilization of our facilities, and positive operating cash flow," said Kirk Meche, Gulf Island’s President and Chief Executive Officer. "We also significantly added to our backlog with the execution of contract options by Oregon State University and the U.S. Navy, providing our highest quarter-end backlog since 2012. In spite of these accomplishments, we unfortunately experienced charges on two of our Shipyard projects, which negatively impacted our quarterly results. Although I'm disappointed in these project impacts, we completed the third and fourth harbor tug vessels in the quarter, continued to make progress on our remaining Shipyard projects, and commenced construction activities on the ferries being constructed by our Fabrication Division."

Backlog

The Company’s backlog at June 30, 2019 of $476.4 million represents an increase of $141.7 million from March 31, 2019, and an increase of $120.0 million from December 31, 2018. Backlog by operating segment was $410.1 million for the Shipyard Division, $53.5 million for the Fabrication Division, and $12.8 million for the Services Division. Backlog for the Shipyard Division excludes customer options on contracts of approximately $333.0 million, which include deliveries through 2025 should all options be exercised. See "Non-GAAP Measures" below for the Company's definition of Backlog.

Cash and Liquidity

The Company's cash and short-term investments at June 30, 2019 of $76.0 million represents an increase of $5.7 million from March 31, 2019, and a decrease of $3.2 million from December 31, 2018. The Company ended the quarter with no debt and total working capital of $99.1 million, which includes $18.7 million of assets held for sale. On May 1, 2019, the Company amended its $40.0 million credit facility ("Credit Agreement") to extend its maturity to June 2021. At June 30, 2019, the Company's total available liquidity was as follows (in thousands):

Available Liquidity	Total
Cash and cash equivalents	$30,192
Short-term investments	45,791
Total cash, cash equivalents and short-term investments	75,983
Credit Agreement total capacity	40,000
Outstanding letters of credit	(10,737)
Availability under Credit Agreement	29,263
Total available liquidity	$105,246

Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue	$80,456	$67,605	$54,014	$148,061	$111,304
Cost of revenue	82,054	67,052	54,713	149,106	111,324
Gross profit (loss)	(1,598)	553	(699)	(1,045)	(20)
General and administrative expense	3,987	3,834	5,092	7,821	9,801
Asset impairments and (gain) loss on assets held for sale, net	—	(70)	(6,579)	(70)	(5,829)
Other (income) expense, net	(201)	71	64	(130)	375
Operating income (loss) (2)	(5,384)	(3,282)	724	(8,666)	(4,367)
Interest income (expense), net	126	262	(92)	388	(238)
Net income (loss) before income taxes	(5,258)	(3,020)	632	(8,278)	(4,605)
Income tax (expense) benefit	10	(22)	(83)	(12)	(142)
Net income (loss)	$(5,248)	$(3,042)	$549	$(8,290)	$(4,747)
Per share data:
Basic and diluted income (loss) per share - common shareholders	$(0.34)	$(0.20)	$0.04	$(0.55)	$(0.32)
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(1)	See "Results of Operations by Segment" below for results by division and discussion of the Company's realigned segments.

(2)
Operating loss for the three and six months ended June 30, 2019 includes project charges of $2.3 and $2.0 million, respectively, associated with the harbor tug projects and a separate Shipyard project. Operating loss for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, and six months ended June 30, 2019 and 2018, includes legal fees and other costs of $1.0 million, $0.3 million, $1.1 million, $1.3 million, and $1.3 million, respectively, associated with two customer disputes.

EBITDA(1) (in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income (loss)	$(5,248)	$(3,042)	$549	$(8,290)	$(4,747)
Less: Income tax (expense) benefit	10	(22)	(83)	(12)	(142)
Less: Interest income (expense), net	126	262	(92)	388	(238)
Operating income (loss)	(5,384)	(3,282)	724	(8,666)	(4,367)
Add: Depreciation and amortization	2,422	2,552	2,593	4,974	5,308
EBITDA	$(2,962)	$(730)	$3,317	$(3,692)	$941
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(1)	EBITDA is a non-GAAP measure. See "Non-GAAP Measures" below for the Company's definition of EBITDA.

Condensed Cash Flow Information (in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$5,593	$(8,477)	$(12,331)	$(2,884)	$(26,427)
Net cash provided by (used in) investing activities	(25,260)	(11,367)	47,843	(36,627)	50,246
Net cash used in financing activities	(39)	(715)	(10,000)	(754)	(798)

Condensed Balance Sheet Information (in thousands)

	June 30,	March 31,	December 31,
	2019	2019	2018
Cash and cash equivalents	$30,192	$49,898	$70,457
Short-term investments	45,791	20,341	8,720
Total current assets	177,927	157,366	159,955
Property, plant and equipment, net	75,862	77,660	79,930
Total assets	277,591	258,715	258,290
Total current liabilities	78,780	55,350	56,101
Total shareholders’ equity	193,442	197,904	201,100

Quarterly Conference Call

Gulf Island will hold a conference call on Tuesday, August 6, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.800.353.6461 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation, alternative energy and shipping and marine transportation operations. The Company also provides project management, installation, hookup, commissioning, repair, maintenance and civil construction services. The Company operates and manages its business through three operating divisions: Fabrication, Shipyard and Services, with its corporate headquarters located in Houston, Texas and operating facilities located in Houma, Jennings and Lake Charles, Louisiana.

Non-GAAP Measures

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA") and Backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of EBITDA to the most comparable GAAP measure are presented under "EBITDA" above and "Results of Operations by Segment" below. The Company believes Backlog is a useful supplemental measure as it represents work that the Company is contractually obligated to perform under its current contracts. Backlog represents the unearned value of new project awards and may differ from the value of remaining performance obligations for contracts as determined under GAAP. Backlog at June 30, 2019 of $476.4 million includes the Company's performance obligations of $454.5 million, plus $21.9 million of backlog subject to a contract termination dispute with a customer to build two multi-purpose service vessels that does not meet the criteria to be reported as remaining performance obligations under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

Company information

Kirk J. Meche	Westley S. Stockton

Chief Executive Officer	Chief Financial Officer

713.714.6100	713.714.6100

Cautionary Statement
This Release contains forward-looking statements in which we discuss our potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.
We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the cyclical nature of the oil and gas industry, competition, consolidation of our customers, timing and award of new contracts, reliance on significant customers, financial ability and credit worthiness of our customers, nature of our contract terms, competitive pricing and cost overruns on our projects, adjustments to previously reported profits or losses under the percentage-of-completion method, weather conditions, changes in backlog estimates, suspension or termination of projects, ability to raise additional capital, ability to amend or obtain new debt financing or credit facilities on favorable terms, ability to remain in compliance with our covenants contained in our Credit Agreement, ability to generate sufficient cash flow, ability to sell certain assets, customer or subcontractor disputes, ability to resolve the dispute with a customer relating to the purported termination of contracts to build two MPSVs, operating dangers and limits on insurance coverage, barriers to entry into new lines of business, ability to employ skilled workers, loss of key personnel, performance of subcontractors and dependence on suppliers, changes in trade policies of the U.S. and other countries, compliance with regulatory and environmental laws, lack of navigability of canals and rivers, shutdowns of the U.S. government, systems and information technology interruption or failure and data security breaches, performance of partners in our joint ventures and other strategic alliances, and other factors described in Item 1A in our Annual Report on Form 10-K for the Year Ended December 31, 2018, as updated by subsequent filings with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.

Results of Operations by Segment (in thousands, except for percentages)

Fabrication Division(1)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue	$22,415	$12,631	$9,472	$35,046	$26,815
Cost of revenue	23,092	13,403	10,596	36,495	28,466
Gross loss	(677)	(772)	(1,124)	(1,449)	(1,651)
Gross loss percentage	(3.0)%	(6.1)%	(11.9)%	(4.1)%	(6.2)%
General and administrative expense	742	767	1,436	1,509	2,477
Asset impairments and (gain) loss on assets held for sale, net	—	(70)	(6,579)	(70)	(5,829)
Other (income) expense, net	(208)	71	(193)	(137)	(4)
Operating income (loss)	$(1,211)	$(1,540)	$4,212	$(2,751)	$1,705

EBITDA(2)
Operating income (loss)	$(1,211)	$(1,540)	$4,212	$(2,751)	$1,705
Add: Depreciation and amortization	891	967	1,047	1,858	2,196
EBITDA	$(320)	$(573)	$5,259	$(893)	$3,901

Shipyard Division	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue	$37,567	$36,587	$23,620	$74,154	$42,185
Cost of revenue	40,479	36,867	26,396	77,346	45,984
Gross loss	(2,912)	(280)	(2,776)	(3,192)	(3,799)
Gross loss percentage	(7.8)%	(0.8)%	(11.8)%	(4.3)%	(9.0)%
General and administrative expense	590	624	597	1,214	1,393
Other (income) expense, net	62	—	4	62	164
Operating loss	$(3,564)	$(904)	$(3,377)	$(4,468)	$(5,356)

EBITDA(2)
Operating loss	$(3,564)	$(904)	$(3,377)	$(4,468)	$(5,356)
Add: Depreciation and amortization	1,047	1,109	1,051	2,156	2,120
EBITDA	$(2,517)	$205	$(2,326)	$(2,312)	$(3,236)

Services Division	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue	$24,065	$19,602	$22,205	$43,667	$44,075
Cost of revenue	21,928	17,861	18,620	39,789	37,876
Gross profit	2,137	1,741	3,585	3,878	6,199
Gross profit percentage	8.9%	8.9%	16.1%	8.9%	14.1%
General and administrative expense	464	452	762	916	1,496
Other (income) expense, net	(55)	—	(12)	(55)	(38)
Operating income	$1,728	$1,289	$2,835	$3,017	$4,741

EBITDA(2)
Operating income	$1,728	$1,289	$2,835	$3,017	$4,741
Add: Depreciation and amortization	363	374	383	737	776
EBITDA	$2,091	$1,663	$3,218	$3,754	$5,517

Corporate Division	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue (eliminations)	$(3,591)	$(1,215)	$(1,283)	$(4,806)	$(1,771)
Cost of revenue (eliminations)	(3,445)	(1,079)	(899)	(4,524)	(1,002)
Gross loss	(146)	(136)	(384)	(282)	(769)
Gross loss percentage	n/a	n/a	n/a	n/a	n/a
General and administrative expense	2,191	1,991	2,297	4,182	4,435
Other (income) expense, net	—	—	265	—	253
Operating loss	$(2,337)	$(2,127)	$(2,946)	$(4,464)	$(5,457)

EBITDA(2)
Operating loss	$(2,337)	$(2,127)	$(2,946)	$(4,464)	$(5,457)
Add: Depreciation and amortization	121	102	112	223	216
EBITDA	$(2,216)	$(2,025)	$(2,834)	$(4,241)	$(5,241)
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(1)
During the first quarter 2019, the Company's former EPC Division was operationally combined with its Fabrication Division, and accordingly, the Company's current reportable segments are "Fabrication", "Shipyard", "Services", and "Corporate". The segment results for the EPC Division for the three and six months ended June 30, 2018 were combined with the Fabrication Division to conform to the presentation of the Company's reportable segments for the 2019 period.

(2)	EBITDA is a non-GAAP measure. See "Non-GAAP Measures" above for the Company's definition of EBITDA.